                     TIPPERARY CORPORATION AND SUBSIDIARIES
          Calculation of Weighted Average Number of Shares Outstanding
                  Years Ended September 30, 1996, 1997 and 1998
                                 (in thousands)

                                             Number       Weighting     Weighted
Description of Transaction                  of Shares       Factor      Average
------------------------------              ---------     ---------     --------
Year ended September 30, 1996:
Basic & Diluted Shares
   Beginning of period                       11,210        365/365       11,210
   Common stock issuances                     1,400        137/365          525
   Shares issued upon exercise
      of options and warrants                   440         60/365           72
   Common stock equivalents (1)                 472                        --
                                             ------                      ------
   End of period                             13,522                      11,807
                                             ------                      ------
                                             ------                      ------

Year ended September 30, 1997:
Basic Shares
   Beginning of period                       13,050        365/365       13,050
   Common stock issuances                      --                          --
   Shares issued upon exercise
      of options and warrants                  --                          --
   Common stock equivalents                    --                          --
                                             ------                      ------
   End of period                             13,050                      13,050
                                             ------                      ------
                                             ------                      ------
Year ended September 30, 1997:
Diluted Shares
   Beginning of period                       13,050        365/365       13,050
   Common stock issuances                      --                          --
   Shares issued upon exercise
      of options and warrants                  --                          --
   Common stock equivalents                     216        365/365          216
                                             ------                      ------
   End of period                             13,266                      13,266
                                             ------                      ------
                                             ------                      ------

Year ended September 30, 1998:
Basic & Diluted Shares
   Beginning of period                       13,050        365/365       13,050
   Common stock issuances
   Shares issued upon exercise
      of options and warrants                    84        295/365           68
   Common stock equivalents (1)                 145                        --
                                             ------                      ------
   End of period                             13,279                      13,118
                                             ------                      ------
                                             ------                      ------

(1) Antidilutive and therefore excluded from computation of weighted average shares outstanding